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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-60763, 333-80317, 333-87673, 333-93457, 333-33170, 333-41110,
333-49158, 333-49680, 333-51632, 333-53492, 333-58498, 333-58574, 333-67702,
333-71338, and Form S-3 No. 333-90903) of our reports dated January 23, 2002 (except for Notes 3, 11 and 14 as to which the date is March 15, 2002), with respect to the consolidated financial statements and financial statement schedule of Broadcom Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
March 15, 2002